Exhibit 10.1

Execution Version

Private Placement Agreement

This Private Placement Agreement (the “Agreement”), effective as of August 4, 2024, is made and entered into by and between Brenmiller Energy Ltd., a company organized under the laws of the State of Israel (the “Company”), and each investor identified on the signature pages hereto (each, including its successors and assigns, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company is a public company whose securities are listed for trading on the Nasdaq Capital Market (the “Nasdaq”); and

WHEREAS, the Company wishes to raise funds from certain Investors, severally and not jointly, through a private placement (the “Private Placement”); and

WHEREAS, based on the Investors’ representations and warranties herein, the Company wishes to issue and allocate to the Investor 1,000,000 ordinary shares of the Company, no par value per share ("Ordinary Shares"), and the Investor wishes to purchase and receive such Ordinary Shares from the Company, all subject to the terms and conditions more fully set forth in this Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the Company and the Investor hereby agree as follows:

1.	Preamble and Appendixes

1.1.	The preamble to this Agreement together with its schedules form an integral part hereof.

1.2.	The headings of the sections and subsections of this Agreement are made for convenience purposes only and are not to be considered in construing this Agreement.

2.	The Ordinary Shares and the Cost

2.1.	The price per Ordinary Share is $1.05.

3.	Issuance of Ordinary Shares to Investor and Consideration

3.1.	In consideration for the issuance of the Ordinary Shares, the Investor shall pay to the Company an aggregate amount of $1,050,000 (the “Consideration”).

3.2.	In consideration for the payment of the Consideration, the Company shall issue to the Investor, 1,000,000 Ordinary Shares.

3.3.	The issuance of the Ordinary Shares to the Investor is subject to each of the following conditions:

3.3.1.	Within 90 calendar days of the date hereof, the Company obtaining consent from The European Investment Bank (“EIB”) with respect to that certain Finance Agreement by and among the EIB and the Company dated March 31, 2021 (the “EIB Agreement”) regarding the change-of-control events enumerated in the EIB Agreement such that the Ordinary Shares and Future Investment (defined in Section 6.4) may be fully issued regardless of the beneficial ownership of Mr. Avraham Brenmiller in the issued share capital of the Company.

3.3.2.	The receipt by the Company of the Consideration in immediately available funds.

3.3.3.	The approval of Nasdaq for the admission for trading of the Ordinary Shares pursuant to a Listing of Additional Shares Form.

3.4.	The Investor shall pay the Consideration to the Company within two (2) business days from the date all the conditions in Section 3.3 above have been satisfied or waived by Investor. It is hereby clarified, that upon satisfaction or waiver by Investor of such conditions and receipt of the Consideration as aforesaid, the Company may use the Consideration as necessary and as it deems fit, at its sole discretion.

3.5.	For so long as the EIB related restriction described in Section 3.3.1 is applicable, neither the Company nor Avraham Brenmiller will knowingly take any action, allow any action or enter into any agreement including the issuance and transfer of Ordinary Shares or Ordinary Share equivalents, within their power or possession, which could reasonably be expected to reduce the amount of Ordinary Shares issuable to the Investor by the Company on the Closing Date due to any restrictions in the EIB Agreement; provided, however, that the foregoing shall not apply to any securities exercisable or exchangeable for or convertible into ordinary shares issued and outstanding on the date of this Agreement.

4.	Investor's Representations and Warranties

The Investor represents and warrants to the Company as follows in addition to the representations and warranties included in Schedule A attached hereto:

4.1.	There are no written or oral agreements between the Investor (or anyone on the Investor's behalf) and any shareholder of the Company or others regarding the sale or purchase of the Company's securities or voting rights, other than related to this Private Placement.

4.2.	The Investor will solely bear any and all income taxes applicable and attributable to the issuance of the Ordinary Shares to the Investor and the Company shall not bear any of such taxes.

4.3.	If the conditions in Section 3.3 for the issuance of the Ordinary Shares to the Investor have not been met within 90 days from the date hereof, each Party shall have the right to terminate this Agreement, and the other Party shall have no rights and/or claims and/or demands with respect to such termination.

5.	Restriction Upon Transfer

5.1.	The Ordinary Shares may only be disposed of in compliance with applicable securities laws. In connection with any transfer of Ordinary Shares, other than pursuant to an effective registration statement or Rule 144, promulgated by the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule (“Rule 144”), to the Company or to any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each a “Person”) that, directly or indirectly through one or more intermediaries, Controls, as such term is defined in the Securities Act, or is controlled by or is under common control with a Person (each an “Affiliate”) of an Investor or in connection with a pledge as contemplated in Section 5.2, the Company will provide, at the Company’s sole cost and expense, to the Company’s transfer agent an opinion of company counsel acceptable to the Company’s transfer agent, the form and substance of which opinion shall be reasonably satisfactory to the Company’s transfer agent, to the effect that such transfer does not require registration of the Ordinary Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of an Investor under this Agreement.

5.2.	The Investors agree to the imprinting, so long as is required by this Section 5.2, of a legend on the Ordinary Shares sold pursuant to this Agreement in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

5.3.	The Company acknowledges and agrees that an Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Ordinary Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Ordinary Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Ordinary Shares may reasonably request in connection with a pledge or transfer of the Ordinary Shares.

5.4.	Certificates evidencing the Ordinary Shares shall not contain any legend (including the legend set forth in Section 5.2 hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Ordinary Shares pursuant to Rule 144, (iii) if such Ordinary Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) and the Company, if it so desires, shall obtain at its cost and expense and provide a copy for the benefit of the Investor a "no action" letter from the SEC or a legal opinion confirming the same. The Company shall cause its counsel to issue a legal opinion to VStock Transfer LLC, and thereafter any successor transfer agent of the Company (the “Transfer Agent”) or the Investor if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by an Investor, respectively. The Company agrees that following such time as the legend is no longer required under this Section 5.4, it will, on the earlier of (i) two (2) Trading Days following the delivery by an Investor to the Company or the Transfer Agent of a certificate representing Ordinary Shares issued with a restrictive legend and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5. Certificates for shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System as directed by such Investor. “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of the delegending request.

6.	Miscellaneous

6.1.	Entire Agreement. This agreement constitutes the entire agreement between the Parties pertaining to the issuance of securities pursuant to the Private Placement and cancels any prior agreement between the Parties pertaining to issuance of securities to the Investor. No Party shall be liable or bound in any manner by any prior consent or contemporaneous express or implied representation, warranty, statement, promise, covenant or agreement pertaining to the said transaction made by it or on its behalf unless same is expressly set forth or referred to herein and none of the foregoing shall add, change or derogate from any rights or obligations set forth in this Agreement or arising therefrom.

6.2.	Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived, only with the written consent of the Parties.

6.3.	Registration Right.

6.3.1.	Within 30 calendar days from the Closing Date (the “Filing Date”), the Company shall file with the SEC a registration statement on Form F-1 (or Form F-3 if the Company is then eligible for Form F-3) providing for the resale by the Investors of the Ordinary Shares sold pursuant to this Agreement (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within 60 calendar days following the date of filing with the SEC (or 90 calendar days following the date of filing with the SEC in the event of a ‘full review’ by the SEC) (the “Effectiveness Date”) and to keep the Resale Registration Statement effective at all times until (a) the Ordinary Shares purchased in this Private Placement have been disposed of by the Investors in accordance with such effective Resale Registration Statement, (b) such Ordinary Shares have been previously sold in accordance with Rule 144, or (c) such Ordinary Shares become eligible for resale without volume or manner-of-sale restrictions and without a current public information requirement pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent.

6.3.2.	If (a) the Resale Registration Statement is not filed on or prior to its Filing Date or (b) the Company fails to file with the SEC a request for acceleration of the Resale Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Resale Registration Statement will not be “reviewed” or will not be subject to further review, or (c) prior to the effective date of the Resale Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within fifteen (15) Trading Days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Resale Registration Statement to be declared effective, or (d) a Resale Registration Statement registering for resale all of the Ordinary Shares sold pursuant to this Private Placement is not declared effective by the SEC by the Effectiveness Date (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (b) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (c) the date which such fifteen (15) Trading Day period is exceeded, as applicable, being referred to as an “Event Date”), then, in addition to any other rights the Investors may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of one percent (1%) multiplied by the aggregate Consideration paid by such Investor pursuant to this Agreement; provided that in no event shall the aggregate liquidated damages accruing under this Section 6.3.2 exceed ten percent (10%) of the Investor’s Consideration. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

6.4.	Future Investment Right. From the date hereof until the date that is 12 months after the Closing Date, upon the Company’s Ordinary Shares closing on Nasdaq at or above $2.50 per ordinary share (the “Future Investment Trigger Date”), the Investors shall have the right to subscribe for an additional 1,000,000 Ordinary Shares (or at the election of the Investor pre-funded warrants to purchase up to 1,000,000 Ordinary Shares in lieu of Ordinary Shares) at a price of $2.50 per ordinary share (or pre-funded warrant in lieu of Ordinary Shares) in a private placement (the “Future Investment”). Any Investor that desires to undertake such Future Investment shall notify the Company in writing no later than 4:00pm (New York City time) on the fifth (5th) business day following the Future Investment Trigger Date. If by 4:00pm (New York City time) on such date an Investor has affirmatively notified its decision to undertake its Future Investment, the Company shall within three (3) business days enter into a securities purchase agreement for such investment in the Company’s securities in form and substance reasonably acceptable to the Investor and Company on terms no less favorable to the Investor described in this Agreement (not including this Section 6.4). For the avoidance of doubt, if an Investor does not affirmatively notify the Company of its decision to undertake the Future Investment in the requisite time period provided above, the Investor shall have no further right to the Future Investment hereunder. The foregoing notwithstanding, the Company shall not effect exercise of the rights granted in this Section 6.4 and Investor shall not have the right to exercise any portion of such rights granted in this Section 6.4 only to the extent that after giving effect to such exercise, the Investor would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). “Beneficial Ownership Limitation” shall mean 24.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares. The Investor, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provided, that the Beneficial Ownership Limitation in no event exceeds 24.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares held by the Investor. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.

6.5.	Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

6.6.	Disclosure. The Company shall, within three (3) days of each of the entry into this Agreement and the Closing Date file a Report of Foreign Private Issuer on Form 6-K, including the Transaction Documents as exhibits thereto with the SEC such that the Company shall have publicly disclosed all material, non-public information made known to the Investor as of each of such filing date.

6.7.	Equitable Adjustment. Each and every reference to share prices, Ordinary Shares, amounts of equity issuable subsequent to Closing and similar figures in the Transaction Documents shall be subject to equitable adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

6.8.	Legal Opinion. On the Closing Date, the Company will provide a legal opinion reasonably satisfactory to the Investor as to the valid issuance of the Ordinary Shares under Israeli law and as to no registration of the offering of Ordinary Shares under U.S. federal securities law.

6.9.	KYC. The Investor acknowledges and agrees that the EIB may make certain “know your customer” or similar inquiries (“KYC”) in connection with the consent described in Section 3.3.1. The Investor shall act in good faith, through the Company or directly with the EIB, with all requests made by the EIB to provide the EIB with information pertaining to standard due diligence procedures, including without limitation, completing any questionnaires, and provision of all official documents about the Investor’s shareholders, share structure, financial standing and its management personnel, all for the purpose of allowing the EIB to independently comply with its internal KYC requirements and any other inquiries pertaining to the identity of the Investor, its share structure and/or its financial standing. All costs related to complying with the EIB KYC internal procedures, including, without limitation, the provision of all original, notarized and/or apostilled documents requested (as the case may be) shall be borne by the Investor. Investor shall provide all such information in a timely manner which shall not hinder the 90 calendar day period described in Section 3.3.1 above for the Company to receive EIB consent. To the extent that the Investor does not provide the information in a timely manner, or if the EIB does not provide its consent within the allocated 90 calendar day period stated above, the Investor and Company will agree in good faith on a reasonable extension to the aforementioned timeframe to meet all said requirements.

7.	Notices

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

8.	Governing Law

All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day first stated above.

Brenmiller Energy Ltd.		Alpha Capital Anstalt

By:	/s/ Avraham Brenmiller	By:	/s/ Nicola Feuerstein
Title:	Chief Executive Officer	Title:	Director

Address for Notices:	Address for Notices:
Brenmiller Energy Ltd. 13 Amal St. 4th Floor, Park Afek Rosh Haayin, 4809249 Israel Attention: Chief Financial Officer E-mail: [**]	Alpha Capital Anstalt Lettstrasse 32 9490 Furstentums Vaduz, Lichtenstein E-mail: [**]

Avraham Brenmiller

/s/ Avraham Brenmiller
Personally, with respect to Section 3.5 of this Agreement only

Schedule A

Representations by Investor

Representations and Warranties of the Investors. Each Investor, for itself and for no other Investor, hereby represents and warrants as of the date hereof and as of the Trading Day on which all conditions precedent to (i) each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Investor” and collectively, the “Investors”) obligations to pay the aggregate amount to be paid for the Ordinary Shares purchased hereunder in United States dollars and in immediately available funds and (ii) the Company’s obligations to deliver the Ordinary Shares, in each case, have been satisfied or waived (hereinafter referred to as the “Closing Date”) to the Company as follows (unless as of a specific date therein, in which case such representation or warranty shall be accurate as of such date):

Organization; Authority. Such Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement, all exhibits and schedules hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder (the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. No other approval or consent from any person, entity or authority, is required by such Investor for the execution, delivery and performance by it of this Agreement and the Transaction Documents to which it is party, and any and all agreements and instruments ancillary hereto or thereto.

Own Account. Such Investor understands that the Ordinary Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Ordinary Shares as principal for its own account and not with a view to or for distributing or reselling such Ordinary Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Ordinary Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Ordinary Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Investor’s right to sell the Ordinary Shares pursuant to the Resale Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Investor is acquiring the Ordinary Shares hereunder in the ordinary course of its business.

Investor Status. At the time such Investor was offered the Ordinary Shares, it was, and as of the date hereof it is, and on the Closing Date it will be, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act .

Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Ordinary Shares, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Ordinary Shares and, at the present time, is able to afford a complete loss of such investment. Such Investor has reviewed the Transaction Documents (including all exhibits and schedules thereto) and the Company’s SEC filings and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company’s business, assets and financial position and has reviewed and inspected all of the data and information provided to it by the Company in connection with the execution of this Agreement. The Investor acknowledges that (i) the issuance of the Ordinary Shares hereunder does not constitute a promise or guaranty by the Company, its shareholders, officers or directors as to the financial, technological or commercial success of the Company or the future value of its securities, and (ii) the investment contemplated herein involves a high degree of risk that may result in the Investor losing its entire investment hereunder.

General Solicitation. Such Investor is not, to such Investor’s knowledge, purchasing the Ordinary Shares as a result of any advertisement, article, notice or other communication regarding the Ordinary Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Investor, any other general solicitation or general advertisement, as such terms are used in Regulation D under the Securities Act.

Israel Innovation Authority (the “IIA”). Such Investor acknowledges and confirms that it is aware that the Company is subject to the provisions of the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984 (as amended from time to time), including regulations, directives, procedures and rules that have been or will be promulgated thereunder and/or by virtue thereof, including any regulations, directives, guidelines and rules as issued from time to time by the IIA. Such Investor is aware of the restrictions imposed upon the Company regarding transfer of know-how and/or production rights. Such Investor is aware of the Company’s obligations to report the transaction contemplated herein to the IIA. If so required by applicable law, such Investor will execute a standard undertaking towards the IIA, in the form provided by the Company.

No Disqualification Events. With respect to the Ordinary Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, such Investor at the time of sale is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

Disclosure. Such Investor acknowledges that except for the representations and warranties of the Company contained in this Agreement, or any other Transaction Document or exhibit hereto or thereto, the Company is not making and has not made, and no other Person is making or has made on behalf of the Company, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no third party is authorized to make any such representations and warranties on behalf of the Company.

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